Exhibit 99.3

WHITE RIVER ENERGY CORP.

PRO FORMA UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma consolidated financial statements give effect to the acquisition of White River Holdings Corp. (“WR”) on July 25, 2022 by White River Energy Corp. (formerly Fortium Holdings Corp.) (“Energy” and the “Company”) and are based on estimates and assumptions set forth herein and in the notes to such pro forma statements.

The Company executed a Share Exchange Agreement (the “Exchange Agreement”) on July 25, 2022 and pursuant to the Exchange Agreement that day acquired 100% of the outstanding shares of capital stock of WR a Delaware corporation from Ecoark Holdings, Inc. (“Ecoark”), WR’s sole shareholder. In exchange the Company issued Ecoark 1,200 shares of the newly designated non-voting Series A Convertible Preferred Stock (the “Series A”). The Series A will become convertible into approximately 42,253,521 shares of the Company’s common stock upon such time as (A) the Company has filed a Form S-1 or Form 10, or other applicable form, with the Securities and Exchange Commission (the “SEC”) and such Form S-1 or other registration statement has been declared effective, or such Form 10 or other applicable form is no longer subject to comments from the Staff of the SEC, and (B) Ecoark elects to distribute shares of the Company’s common stock to Ecoark’s shareholders. The Series A has a stated value of $30 million and has a liquidation preference over the common stock and any subsequent series of junior preferred stock equal to the stated value, plus any accrued but unpaid dividends. WR has operations in oil and gas, including exploration, production and drilling operations on over 30,000 cumulative acres of active mineral leases in Texas, Louisiana, and Mississippi.

This transactions is being accounted for as a reverse acquisition. No cash was paid relating to the acquisition. As the acquisition of WR resulted in the owners of WR gaining control over the combined entity after the transaction, and the shareholders of the Company continuing only as passive investors, the transaction was not considered a business combination under the ASC. Instead, this transaction was considered to be a capital transaction of the legal acquiree (WR) and was equivalent to the issuance of shares by WR for the net monetary assets of the Company accompanied by a recapitalization.

The Company effective September 29, 2022 changed their fiscal year to March 31 from December 31 as March 31 was the year end for WR. The following unaudited pro forma consolidated statements of operations for the year ended December 31, 2021 of the Company, and year ended March 31, 2022 for WR as well as the six months ended June 30, 2022 for the Company and three months ended June 30, 2022 for WR gives effect to the above as if the transactions had occurred at the beginning of the period. The unaudited pro forma consolidated balance sheet at June 30, 2022 assumes the effects of the above as if this transaction had occurred as of January 1, 2022 for the Company and April 1, 2022 for WR.

WHITE RIVER ENERGY CORP.

PRO FORMA UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

The unaudited pro forma consolidated financial statements are based upon, and should be read in conjunctions with the Company’s audited consolidated financial statements as of and for the year ended December 31, 2021, and the audited financial statements of WR reflected herein.

The unaudited pro forma consolidated financial statements and notes thereto contained forward-looking statements that involve risks and uncertainties. Therefore, our actual results may vary materially from those discussed herein. The unaudited pro forma consolidated financial statements do not purport to be indicative of the results that would have been reported had such events actually occurred on the dates specified, nor is it indicative our future results. We refer you to the above referenced financial statements for additional disclosure regarding these acquisitions.

WHITE RIVER ENERGY CORP.

NOTES TO UNAUDITED PRO FORMA

CONSOLIDATED FINANCIAL STATEMENTS

NOTE A – ACCOUNTING TREATMENT APPLIED AS A RESULT OF THIS TRANSACTION

The acquisition of WR is being accounted for as a reverse merger.

NOTE B – ADJUSTMENTS

(1)	To record the acquisition of WR which includes the reclassification of the amount due to Ecoark Holdings and elimination of goodwill.

(2)	To reclassify to discontinued operations the activity related to Norr and Elysian as those entities were sold in September 2022.

(3)	To fully depreciate fixed assets that remained in the Company pre-acquisition of WR.

NOTE C – PRO FORMA WEIGHTED AVERAGES SHARES OUTSTANDING

Pro forma shares outstanding assuming the transaction occurred as of March 31, 2022 / December 31, 2021:

Energy Weighted Average Shares Outstanding	7,418,002

Pro forma adjustments – Shares issued to WR (assuming Conversion of the 1,200 Series A Preferred Shares	43,235,519

Pro forma shares outstanding	50,653,521

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022 FOR FORTIUM HOLDINGS CORP.

(AND THREE MONTHS ENDED JUNE 30, 2022 FOR WHITE RIVER HOLDINGS CORP.)

			Other
		White River	Transaction
	Historical	Holding Corp.	Adjustments	Pro Forma
			(2)

Revenues	$636	$1,614,275	$(636)	$1,614,275
Cost of revenues	10,368	-	(10,368)	-
Gross profit (loss)	(9,732)	1,614,275	9,732	1,614,275

Salaries and salaries related costs	68,000	445,605		513,605
Oilfield costs, supplies and repairs	-	2,024,993	-	2,024,993
Selling, general and administrative costs	222,825	1,319,528	(112,499)	1,429,854
Depreciation, amortization, impairment, depletion and accretion	418	168,864	(418)	168,864
Total operating expenses	291,243	3,958,990	(112,917)	4,137,316

Loss from operations before other income (expenses)	(300,975)	(2,344,715)	122,649	(2,523,041)

OTHER INCOME (EXPENSE)
Realized gain on investment	4,648	-	-	4,648
Gain on sale of oil and gas property and ARO	-	360,377	-	360,377
Interest expense, net of interest income	-	(2,206)	-	(2,206)
Total other income (expense)	4,648	358,171		362,819

LOSS FROM OPERATIONS BEFORE PROVISION FOR INCOME TAXES	(296,327)	(1,986,544)	122,649	(2,160,222)
Provision for income taxes	-	-	-	-

NET LOSS	(296,327)	(1,986,544)	122,649	(2,160,222)

Net loss attributable to non-controlling interest	1,737	-	(1,737)	-

NET LOSS TO CONTROLLING INTEREST	$(294,590)	$(1,986,544)	$120,912	$(2,160,222)

NET EARNINGS (LOSS) PER SHARE

Basic and Diluted earnings (loss) per share:	$(0.04)	$(0.03)		$(0.04)

WEIGHTED AVERAGE SHARES OUTSTANDING	8,400,000	60,000,000		50,653,521

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021 FOR FORTIUM HOLDINGS CORP.

(AND MARCH 31, 2022 FOR WHITE RIVER HOLDING CORP.)

			Other
		White River	Transaction
	Historical	Holding Corp.	Adjustments	Pro Forma
			(2)

Revenues	$-	$5,046,559	$-	$5,046,559

Salaries and salaries related costs	138,991	2,027,255		2,166,246
Professional and consulting fees	-	324,739	-	324,739
Oilfield supplies and repairs	-	3,339,369	-	3,339,369
Selling, general and administrative costs	1,221,637	2,065,897	(29,944)	3,257,590
Depreciation, amortization, impairment, depletion and accretion	838	6,218,183	(838)	6,218,183
Total operating expenses	1,361,466	13,975,443	(30,782)	15,306,127

Loss from operations before other income (expenses)	(1,361,466)	(8,928,884)	30,782	(10,259,568)

OTHER INCOME (EXPENSE)
Change in fair value of derivative liability on Ecoark	-	2,954,109	-	2,954,109
Gain on sale of oil and gas property and ARO	-	(885,796)	-	(885,796)
Realized gain on investment	365,005	-	-	365,005
Unrealized loss on investment	(1,283,502)	-	-	(1,283,502)
Interest expense, net of interest income	(45)	(62,182)	-	(62,227)
Total other income (expense)	(918,542)	2,006,131		1,087,589

LOSS FROM OPERATIONS BEFORE PROVISION FOR INCOME TAXES	(2,280,008)	(6,922,753)	30,782	(9,171,979)
Provision for income taxes	-	-	-	-

NET LOSS	(2,280,008)	(6,922,753)	30,782	(9,171,979)

Net loss attributable to non-controlling interest	-	-	-	-

NET LOSS TO CONTROLLING INTEREST	$(2,280,008)	$(6,922,753)	$30,782	$(9,171,979)

NET EARNINGS (LOSS) PER SHARE

Basic and Diluted earnings (loss) per share:	$(0.31)	$(0.12)		$(0.18)

WEIGHTED AVERAGE SHARES OUTSTANDING	7,418,002	60,000,000		50,653,521

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS

JUNE 30, 2022

			Other	Other	Other
		White River	Transaction	Transaction	Transaction
	Historical	Holdings Corp.	Adjustments	Adjustments	Adjustments	Pro Forma
ASSETS			(1)	(2)	(3)

CURRENT ASSETS
Cash	$33,491	$62,859	$-	$(1,349)	$-	$95,001
Accounts receivable		795,178	-	-	-	795,178
Prepaid expenses and other current assets	51,916	967,507	-	(51,916)	-	967,507
Inventory	40,901	136,007	-	(40,901)	-	136,007
Total current assets	126,308	1,961,551	-	(94,166)	-	1,993,693

NON-CURRENT ASSETS

Property and equipment, net	1,256	1,182,034	-	-	(1,256)	1,182,034
Capitalized drilling costs		348,725	-	-	-	348,725
Oil and gas reserves		5,536,495				5,536,495
Right of use asset - operating leases		207,842	-	-	-	207,842
Other assets		14,760	-	-	-	14,760
Goodwill		2,100,374	(2,100,374)	-	-	-
Total non-current assets	1,256	9,390,230	(2,100,374)	-	(1,256)	7,289,856

TOTAL ASSETS	$127,564	$11,351,781	$(2,100,374)	$(94,166)	$(1,256)	$9,283,549

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$69,815	$640,599	$-	$-	$-	710,414
Current portion of lease liability - operating leases	-	156,259	-	-	-	156,259
Current portion of note payable	-	41,414	-	-	-	41,414
Due to Ecoark Holdings, Inc.	-	27,666,345	(27,666,345)	-	-	-
Total current liabilities	69,815	28,504,617	(27,666,345)	-	-	908,087

NON-CURRENT LIABILITIES
Asset retirement obligation		746,061				746,061
Lease liability - operating leases, net of current portion	-	70,763	-	-	-	70,763
Note payable, net of current portion	-	103,852	-	-	-	103,852
	-	920,676	-	-	-	920,676

Total liabilities	69,815	29,425,293	(27,666,345)	-	-	1,828,763

STOCKHOLDERS’ EQUITY (DEFICIT)

Preferred stock, $0.0001 par value	-	-	-	-	-	-
Common stock, $0.0001 par value	840	60	(60)	-	-	840
Additional paid-in capital	4,316,779	591,947	30,000,000	-	-	26,120,721
			(8,788,005)
Accumulated deficit	(4,258,133)	(18,665,519)	4,354,036	(95,903)	(1,256)	(18,666,775)
Total stockholders’ equity (deficit) before non-controlling interest	59,486	(18,073,512)	25,565,971	(95,903)	(1,256)	7,454,786
Non-controlling interest	(1,737)	-	-	1,737	-	-
Total stockholders’ equity (deficit)	57,749	(18,073,512)	25,565,971	(94,166)	(1,256)	7,454,786

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$127,564	$11,351,781	$(2,100,374)	$(94,166)	$(1,256)	$9,283,549